UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 14, 2016

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As reported by Western Gas Partners, LP (the “Partnership”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016 (the “Signing Current Report”), the Partnership entered into a Convertible Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) on February 24, 2016, with certain affiliates of First Reserve Advisors, L.L.C. and Kayne Anderson Capital Advisors, L.P. (collectively, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) an aggregate of 14,030,611 Series A Convertible Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”) for a cash purchase price of $32.00 per Preferred Unit, resulting in net proceeds of approximately $440,000,000. Pursuant to the terms of the Preferred Unit Purchase Agreement, the Partnership issued and sold the Preferred Units to the Purchasers on March 14, 2016. The Purchasers have an option, exercisable on or before March 25, 2016, to purchase up to an additional 7,892,220 Preferred Units.

Registration Rights Agreement

On March 14, 2016, in connection with the Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of the common units representing limited partner interests in the Partnership (“Common Units”) issuable upon conversion of the Preferred Units. Pursuant to the Registration Rights Agreement, the Partnership is required to use its commercially reasonable efforts to file a registration statement for such registered resale and to cause the registration statement to become effective no later than March 14, 2018.  In certain circumstances, the holders of Registrable Securities (as defined in the Registration Rights Agreement) will have piggyback registration rights on offerings initiated by certain other holders, and certain Purchasers will have rights to request an Underwritten Offering (as defined in in the Registration Rights Agreement) of Registrable Secuirties. Generally, holders of Registrable Securities will cease to have rights under the Registration Rights Agreement on the fourth anniversary of the date on which all Preferred Units have been converted into Common Units pursuant to the Second Amended and Restated Partnership Agreement (as defined in Item 5.03 below), unless such rights cease earlier pursuant to the terms of the Registration Rights Agreement.

Board Observation Agreement

On March 14, 2016, in connection with the closing of the Private Placement, the Partnership, its general partner, Western Gas Holdings, LLC (the “General Partner”), and the sole member of the General Partner, Western Gas Equity Partners, LP (“WGP”), entered into a Board Observation Agreement (the “Board Observation Agreement”) with the Purchasers. Pursuant to the Board Observation Agreement, if the Partnership fails to pay in full four quarterly distributions on the Preferred Units (where two of such non-payments occur consecutively), the holders of Preferred Units will have a right to appoint a person to act as an observer with respect to the Board of Directors of the General Partner (the “Board of Directors”) until such time as all accrued and unpaid distributions on the Preferred Units are paid in full. The observer will not have any right to vote on matters presented to the Board of Directors.

The foregoing descriptions of the Registration Rights Agreement and the Board Observation Agreement do not purport to be complete and are qualified in their entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (this “Current Report”), and the Board Observation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 14, 2016, the Partnership consummated the transactions contemplated by the Contribution Agreement (the “Contribution Agreement”), dated February 24, 2016, among the Partnership, APC Midstream Holdings, LLC, WGR Asset Holding Company LLC, Western Gas Operating, LLC and WGR Operating, LP, and for certain limited purposes, Anadarko Petroleum Corporation (“Anadarko”). All of the parties are subsidiaries or affiliates of Anadarko. Pursuant to the Contribution Agreement, the Partnership acquired a 100% interest in Springfield Pipeline LLC, which owns a 50.1% interest in a gathering system consisting of 548 miles of gas gathering lines (with a capacity of 795 MMcf/d) and 241 miles of oil gathering lines (with a capacity of 130 MBbls/d) which gathers Eagleford shale production in Dimmit, La Salle, Maverick and Webb counties in South Texas. The consideration consisted of $712.5 million in cash (the “Cash Consideration”) and 1,253,761 Common Units. The Partnership funded the cash consideration through (i) $440 million in proceeds from the Private Placement, (ii) $25 million in proceeds from the sale of 835,841 Common Units to WGP, and (iii) $247.5 million in borrowings under its revolving credit facility. The terms of the Contribution Agreement were unanimously approved by the Board of Directors and by the Board of Directors’ special committee. The special committee, a committee comprised of the independent members of the Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement and related transactions.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 2.01 above with respect to the borrowings under the Partnership’s revolving credit facility is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Securities Holders.

On March 14, 2016, the Partnership issued the Preferred Units pursuant to the Preferred Unit Purchase Agreement, which Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of the Partnership. In addition, on March 14, 2016, the Partnership entered into the Registration Rights Agreement with the Purchaser relating to the registered resale of the Registrable Securities. The general effect of the issuance of the Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 1.01 and 5.03 of this Current Report, which descriptions are incorporated in this Item 3.03 by reference.

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2016, in connection with the Private Placement, the General Partner amended and restated the First Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”). Set forth below is a summary description of the amendments that were implemented by the Second Amended and Restated Partnership Agreement:

•	the rights, preferences, privileges and other terms relating to the Preferred Units were set forth therein (see primarily Section 5.13 of the Second Amended and Restated Partnership Agreement);

•
the text of all twelve amendments executed since the date of the First Amended and Restated Agreement of Limited Partnership of the Partnership were incorporated into the Second Amended and Restated Partnership Agreement so that all such amendments, together with the changes described in this Item 5.03, would be reflected in a single document; and

•
numerous provisions and portions of text that related to certain classes of units that are no longer applicable were deleted given that all of those certain classes of units have previously converted into Common Units and such provisions have no ongoing relevance.

A summary of the rights, preferences and privileges of the Preferred Units and other material terms and conditions of the Second Amended and Restated Partnership Agreement is set forth in the Signing Current Report, and is incorporated into this report by reference.

On March 14, 2016 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into Amendment No. 1 to the Second Amended and Restated Partnership Agreement (the “Amendment”). The Amendment permits the Partnership to make a special one-time cash distribution to APC Midstream Holdings, LLC (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the Cash Consideration.

The foregoing descriptions of the Second Amended and Restated Partnership Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Second Amended and Restated Partnership Agreement and the Amendment, copies of which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report, and each of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.
The Partnership will file any financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d)	Exhibits.

	3.1	Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016.

	3.2	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016.

	4.1	Registration Rights Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto.

	10.1	Board Observation Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Dated: March 16, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016.

3.2	Amendment No. 1 to the Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated as of March 14, 2016.

4.1	Registration Rights Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto.

10.1	Board Observation Agreement, dated as of March 14, 2016, by and between Western Gas Partners, LP and the Purchasers party thereto.